(File Nos. 333-60306 and 811-6475)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
      [X]  Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      [ ]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials
      [ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       STRATEGIC GLOBAL INCOME FUND, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required
      [ ]  Fee computed on table below per Exchange Act Rules  14a-6(i)(4)  and
           0-11

            1) Title of each class of securities to which transaction applies:

                  -------------------------

            2)    Aggregate number of securities to which transaction applies:

                  -------------------------

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  -------------------------

            4)    Proposed maximum aggregate value of transaction:

                  -------------------------

            5)    Total fee paid:

                  -------------------------

      [  ] Fee paid previously with preliminary materials.
      [  ] Check box if any part of the  fee is  offset as  provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount Previously Paid:

                  -------------------------

            2)    Form, Schedule or Registration Statement No.:

                  -------------------------

            3)    Filing Party:

                  -------------------------

            4)    Date Filed:

                  -------------------------
w
                       STRATEGIC GLOBAL INCOME FUND, INC.

                             ----------------------

                                    NOTICE OF

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 25, 2000

                             ----------------------


TO THE SHAREHOLDERS:

         The annual meeting of shareholders of Strategic Global Income Fund, Inc. ("Fund") will be held on May 25, 2000 at 10:00 a.m., Eastern time, at 1285 Avenue of the Americas, 14th Floor, New York, New York 10019 for the following purposes:

                  (1) To elect ten (10) Directors to serve until the annual meeting of shareholders in 2001, or until their successors are elected and qualified;

                  (2) To ratify the selection of Ernst & Young LLP as the Fund's independent auditors for the fiscal year ending November 30, 2000;

                  (3) To approve or disapprove, if presented, a shareholder proposal; and

                  (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         You are entitled to vote at the meeting and any adjournments thereof if you owned Fund shares at the close of business on April 3, 2000. If you attend the meeting, you may vote your shares in person. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                            By order of the Board of Directors,



                                            DIANNE E. O'DONNELL
                                            SECRETARY

April __, 2000
51 West 52nd Street
New York, New York  10019-6114

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

                       NO MATTER HOW MANY SHARES YOU OWN.

         PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted "FOR" the nominees for Director named in the attached proxy statement, "FOR" the ratification of the named independent auditors, "AGAINST" the shareholder proposal and "FOR" or "AGAINST" any other business which may properly arise at the meeting, in the proxies' discretion. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY CARD PROMPTLY.

--------------------------------------------------------------------------------

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

         The following general guidelines for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund of validating your vote if you fail to sign your proxy card properly.

         1. INDIVIDUAL ACCOUNTS: Sign your name exactly as it appears in the registration on the proxy card.

         2. JOINT ACCOUNTS: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

         3. ALL OTHER ACCOUNTS: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:


          Registration                                                Valid Signature
          ------------                                                ---------------

          Corporate Accounts

            (1) ABC Corp........................................      ABC Corp.
                                                                      John Doe, Treasurer
            (2) ABC Corp........................................      John Doe, Treasurer
            (3) ABC Corp. c/o John Doe, Treasurer...............      John Doe
            (4) ABC Corp. Profit Sharing Plan...................      John Doe, Trustee

          Partnership Accounts

            (1) The XYZ Partnership.............................      Jane B. Smith, Partner
            (2) Smith and Jones, Limited Partnership............      Jane B. Smith, General Partner

          Trust Accounts

            (1) ABC Trust Account...............................      Jane B. Doe, Trustee
            (2) Jane B. Doe, Trustee u/t/d 12/18/78.............      Jane B. Doe

          Custodial or Estate Accounts
            (1) John B. Smith, Cust. f/b/o John B.
                Smith, Jr. UGMA/UTMA............................      John B. Smith
            (2) Estate of John B. Smith.........................      John B. Smith, Jr.,
                                                                      Executor

                       STRATEGIC GLOBAL INCOME FUND, INC.

                               51 WEST 52ND STREET

                          NEW YORK, NEW YORK 10019-6114

                               -------------------

                                 PROXY STATEMENT

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2000

                               -------------------


         This statement is furnished to the shareholders of Strategic Global Income Fund, Inc. ("Fund") in connection with the Board of Directors' solicitation of proxies to be used at the annual meeting of the shareholders of the Fund to be held on May 25, 2000 at 10:00 a.m., Eastern time, at 1285 Avenue of the Americas, 14th Floor, New York, New York 10019, or any adjournment or adjournments thereof ("Meeting"). This proxy statement and the related proxy card will first be mailed to shareholders on or about April __, 2000.

         The close of business on April 3, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had 19,419,227.54 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote at the Meeting, and fractional shares are entitled to proportionate shares of one vote. Management does not know of any person who owns beneficially 5% or more of the outstanding shares of the Fund.

         A majority of the shares outstanding on April 3, 2000, represented in person or by proxy, must be present for the transaction of business at the Meeting. In the event that a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote "FOR" any such proposal in favor of such an adjournment, and will vote those proxies required to be voted "AGAINST" any such proposal against such adjournment. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

         Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against any proposal. Accordingly, abstentions and broker non-votes effectively will have no impact on Proposals 1, 2 and 3, for which the required vote is a specified amount of the votes cast at the Meeting.

         The individuals named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you give no voting instructions, your shares will be voted "FOR" the ten nominees for Director named herein, "FOR" the ratification of the selection of the independent auditors named herein, "AGAINST" the shareholder proposal and "FOR" or "AGAINST" any other business which may properly arise at the meeting, in the proxies' discretion. You may revoke any proxy card by giving another proxy or by letter or telegram revoking the initial proxy. To be effective, your revocation must be received by the Fund prior to the Meeting and must indicate your name and account number. In addition, if you attend the Meeting in person you may, if you wish, vote by ballot at the Meeting, thereby cancelling any proxy previously given.

         The solicitation of proxies, the cost of which will be borne by the Fund, will be made primarily by mail but also may include telephone or oral communications by regular employees of Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins") or PaineWebber Incorporated ("PaineWebber"), who will not receive any compensation therefor from the Fund.

         Copies of the Fund's most recent annual and semi-annual reports, including financial statements, have previously been delivered to shareholders. Shareholders may request free copies of these reports by writing Mitchell
Hutchins Asset Management Inc., 51 West 52nd Street, New York, New York 10019-6114 or by calling toll-free (800) 852-4750.

         Mitchell Hutchins serves as the Fund's investment adviser and administrator. Mitchell Hutchins is a wholly owned asset management subsidiary of PaineWebber, which is a wholly owned subsidiary of Paine Webber Group Inc. ("PW Group"), a publicly held financial services holding company. The principal business address of Mitchell Hutchins is 51 West 52nd Street, New York, New York 10019-6114. The principal business address of PaineWebber and PW Group is 1285 Avenue of the Americas, New York, New York 10019.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         Proposal 1 relates to the election of Directors of the Fund. Management proposes the election of the ten nominees named in the table below. Each nominee, including those who are not "interested persons" of the Fund as that term is defined by the Investment Company Act of 1940, as amended ("1940 Act") ("Independent Directors"), has indicated his or her willingness to serve if elected. If elected, each nominee will hold office until the next meeting of shareholders or until his or her successor is elected and qualified. Unless you give contrary instructions on the enclosed proxy card, your shares will be voted "FOR" the election of each of the ten nominees. If any of the nominees should withdraw or otherwise become unavailable for election, your shares will be voted "FOR" such other nominee or nominees as management may recommend.

         Messrs. Feldberg, Gowen and Malek have each served as a Director of the Fund since its inception in 1992. Mr. Bewkes has served as a Director from the Fund's inception except for a brief period in 1993. Mr. Storms has served on the Board since May 13, 1999. Each of the other Directors has served since he or she was first elected to the Board on April 11, 1996. Directors will be elected by the affirmative vote of the holders of a plurality of the shares of the Fund, present in person or by proxy and entitled to vote thereon, provided a quorum is present. If each of the ten nominees is elected, they will constitute the entire Board of Directors of the Fund. To the Fund's knowledge, none of the Fund's current Directors and executive officers (21 persons) beneficially owned any shares of the Fund as of March 31, 2000.


                                          PRESENT POSITION WITH THE                          SHARES OWNED
                                       FUND; BUSINESS EXPERIENCE DURING                     BENEFICIALLY ON
    NOMINEE; AGE                     PAST FIVE YEARS; OTHER DIRECTORSHIPS                  MARCH, 31, 2000++
    ------------                     ------------------------------------                 -----------------

Margo N. Alexander*+; 53       DIRECTOR   AND  PRESIDENT.  Mrs.   Alexander   is                    --
                               Chairman  (since  March  1999),  chief  executive
                               officer  and  a  director  of  Mitchell  Hutchins
                               (since   January  1995)  and  an  executive  vice
                               president  and  director  of  PaineWebber  (since
                               March 1984).  Mrs.  Alexander is president  and a
                               director  or trustee of 31  investment  companies
                               for which Mitchell  Hutchins,  PaineWebber or one
                               of their affiliates serves as investment adviser.

Richard Q. Armstrong; 64       DIRECTOR. Mr. Armstrong is chairman and principal                    --
R.Q.A. Enterprises             of  R.Q.A.  Enterprises   (management  consulting
One Old Church Road            firm) (since April 1991 and principal  occupation
Unit #6                        since March 1995).  Mr. Armstrong was chairman of
Greenwich, CT  06830           the board, chief executive officer  and  co-owner
                               of Adirondack Beverages (producer and distributor
                               of  soft  drinks  and   sparkling/still   waters)
                               (October  1993-March  1995).  He was a partner of
                               The  New  England  Consulting  Group  (management
                               consulting firm) (December  1992-September 1993).
                               He was managing director of LVMH U.S. Corporation
                               (U.S.  subsidiary  of  the  French  luxury  goods
                               conglomerate,   Louis   Vuitton  Moet   Hennessey
                               Corporation) (1987-1991) and chairman of its wine
                               and spirits  subsidiary,  Schieffelin  & Somerset
                               Company (1987-1991).  Mr. Armstrong is a director
                               or trustee of 30  investment  companies for which
                               Mitchell  Hutchins,  PaineWebber  or one of their
                               affiliates serves as investment adviser.

E. Garrett Bewkes, Jr.** +;    DIRECTOR AND CHAIRMAN OF THE BOARD OF  DIRECTORS.                    --
73                             Mr.  Bewkes   is   a   director   of   PW   Group
                               (holding  company  of  PaineWebber  and  Mitchell
                               Hutchins).  Prior  to  December  1995,  he  was a
                               consultant to PW


                                          3

                                          PRESENT POSITION WITH THE                          SHARES OWNED
                                       FUND; BUSINESS EXPERIENCE DURING                     BENEFICIALLY ON
    NOMINEE; AGE                     PAST FIVE YEARS; OTHER DIRECTORSHIPS                  MARCH, 31, 2000++
    ------------                     ------------------------------------                 -----------------

                               Group.  Prior to  1988,  he was  chairman  of the
                               board,  president and chief executive  officer of
                               American  Bakeries  Company.   Mr.  Bewkes  is  a
                               director of Interstate Bakeries  Corporation.  He
                               is  a  director  or  trustee  of  34   investment
                               companies    for   which    Mitchell    Hutchins,
                               PaineWebber or one of their affiliates  serves as
                               investment adviser.

Richard R. Burt; 53            DIRECTOR.  Mr. Burt is chairman of IEP Advisors,                     --
1275 Pennsylvania Avenue,      LLP  (international  investments  and  consulting
N.W.                           firm) (since  March  1994),   and  a  partner  of
Washington, D.C.  20004        McKinsey & Company  (management  consulting firm)
                               (since   1991).   He  is  also  a   director   of
                               Archer-Daniels-Midland      Co.     (agricultural
                               commodities),    Hollinger    International   Co.
                               (publishing),   Homestake   Mining  Corp.   (gold
                               mining),  nine  investment  companies in the Flag
                               Investors  Family of Funds,  The Central European
                               Fund, Inc., The Germany Fund, Inc., vice chairman
                               of Anchor Gaming  (provides  technology to gaming
                               and  wagering  industry)  (since  July  1999) and
                               chairman   of  Weirton   Steel  Corp  (makes  and
                               finishes steel  products)  (since April 1996). He
                               was the chief  negotiator in the  Strategic  Arms
                               Reduction  Talks  with the  former  Soviet  Union
                               (1989-1991)  and  the  U.S.   Ambassador  to  the
                               Federal Republic of Germany (1985-1989). Mr. Burt
                               is  a  director  or  trustee  of  30   investment
                               companies    for   which    Mitchell    Hutchins,
                               PaineWebber or one of their affiliates  serves as
                               investment adviser.

Mary C. Farrell*+; 50          DIRECTOR.  Ms.  Farrell is a  managing  director,                    --
                               senior  investment  strategist  and member of the
                               Investment  Policy Committee of PaineWebber.  Ms.
                               Farrell  joined  PaineWebber  in  1982.  She is a
                               member of the Financial  Women's  Association and
                               Women's  Economic  Roundtable  and  appears  as a
                               regular


                                          4

                                          PRESENT POSITION WITH THE                          SHARES OWNED
                                       FUND; BUSINESS EXPERIENCE DURING                     BENEFICIALLY ON
    NOMINEE; AGE                     PAST FIVE YEARS; OTHER DIRECTORSHIPS                  MARCH, 31, 2000++
    ------------                     ------------------------------------                 -----------------

                               panelist on Wall $treet Week with Louis Rukeyser.
                               She also serves on the Board of  Overseers of New
                               York University's  Stern School of Business.  Ms.
                               Farrell is a director or trustee of 29 investment
                               companies    for   which    Mitchell    Hutchins,
                               PaineWebber or one of their affiliates  serves as
                               investment adviser.

Meyer Feldberg; 58             DIRECTOR.   Mr. Feldberg is Dean and Professor of                    --
Columbia University            Management of the Graduate  School  of  Business,
101 Uris Hall                  Columbia University.   Prior  to  1989,   he  was
New York, NY  10027            president  of    the    Illinois    Institute  of
                               Technology.  Dean  Feldberg is also a director of
                               Primedia Inc. (publishing),  Federated Department
                               Stores,  Inc. (operator of department stores) and
                               Revlon,  Inc.  (cosmetics).  Dean  Feldberg  is a
                               director  or trustee of 33  investment  companies
                               for which Mitchell  Hutchins,  PaineWebber or one
                               of their affiliates serves an investment adviser.

George W. Gowen; 70            DIRECTOR.  Mr. Gowen is a partner in the law firm                    --
666 Third Avenue               of Dunnington,  Bartholow  &  Miller.   Prior  to
New York, NY  10017            May 1994, he was a  partner  in  the  law firm of
                               Fryer,  Ross & Gowen.  Mr. Gowen is a director or
                               trustee  of 33  investment  companies  for  which
                               Mitchell  Hutchins,  PaineWebber  or one of their
                               affiliates serves as investment adviser.

Frederic V. Malek; 63          DIRECTOR.   Mr.  Malek  is  chairman   of  Thayer                    --
1455 Pennsylvania Avenue,      Capital Partners (merchant bank) and chairman  of
N.W.                           Thayer    Hotel   Investors   II   and    Lodging
Suite 350                      Opportunities     Fund     (hotel      investment
Washington, D.C.  20004        partnerships).  From  January  1992  to  November
                               1992, he was campaign manager of Bush-Quayle '92.
                               From 1990 to 1992, he was vice chairman and, from
                               1989  to  1990,  he was  president  of  Northwest
                               Airlines Inc. and  NWA Inc. (holding  company  of


                                          5

                                          PRESENT POSITION WITH THE                          SHARES OWNED
                                       FUND; BUSINESS EXPERIENCE DURING                     BENEFICIALLY ON
    NOMINEE; AGE                     PAST FIVE YEARS; OTHER DIRECTORSHIPS                  MARCH, 31, 2000++
    ------------                     ------------------------------------                 -----------------

                               Northwest  Airlines Inc.).  Prior to 1989, he was
                               employed  by the  Marriott  Corporation  (hotels,
                               restaurants,   airline   catering   and  contract
                               feeding), where he most recently was an executive
                               vice  president and president of Marriott  Hotels
                               and  Resorts.  Mr.  Malek is also a  director  of
                               Aegis   Communications,   Inc.   (tele-services),
                               American  Management  Systems,  Inc.  (management
                               consulting   and  computer   related   services),
                               Automatic  Data   Processing,   Inc.   (computing
                               services),  CB Richard  Ellis,  Inc. (real estate
                               services),  FPL Group, Inc. (electric  services),
                               Global  Vacation  Group   (packaged   vacations),
                               HCR/Manor Care, Inc. (health care), SAGA Systems,
                               Inc.  (software  company) and Northwest  Airlines
                               Inc.  Mr.  Malek is a  director  or trustee of 30
                               investment companies for which Mitchell Hutchins,
                               PaineWebber or one of their affiliates  serves as
                               investment adviser.

Carl W. Schafer; 64            DIRECTOR.   Mr.  Schafer   is  president  of  the                    --
66 Witherspoon Street          Atlantic    Foundation   (charitable   foundation
#1100                          supporting mainly oceanographic  exploration  and
Princeton, NJ  08542           research).  He is a director of Labor Ready, Inc.
                               (temporary  employment),  Roadway  Express,  Inc.
                               (trucking),  The Guardian  Group of Mutual Funds,
                               the Harding,  Loevner Funds,  E.I.I. Realty Trust
                               (investment company),  Evans Systems, Inc. (motor
                               fuels,    convenience   store   and   diversified
                               company),   Electronic   Clearing   House,   Inc.
                               (financial transactions processing), Frontier Oil
                               Corporation and Nutraceutix,  Inc. (biotechnology
                               company).  Prior to January 1993, he was chairman
                               of  the  Investment  Advisory  Committee  of  the
                               Howard Hughes Medical Institute. Mr. Schafer is a
                               director  or trustee of 30  investment  companies
                               for which Mitchell  Hutchins,  PaineWebber or one
                               of  their  affiliates  serves  as  an  investment
                               adviser.


                                          6

                                          PRESENT POSITION WITH THE                          SHARES OWNED
                                       FUND; BUSINESS EXPERIENCE DURING                     BENEFICIALLY ON
    NOMINEE; AGE                     PAST FIVE YEARS; OTHER DIRECTORSHIPS                  MARCH, 31, 2000++
    ------------                     ------------------------------------                 -----------------

Brian M. Storms*+; 45          DIRECTOR.  Mr. Storms  is  president   and  chief                    --
                               operating  officer of  Mitchell  Hutchins  (since
                               March  1999).   Mr.   Storms  was   president  of
                               Prudential  Investments  (1996-1999).   Prior  to
                               joining  Prudential he was a managing director at
                               Fidelity Investments. Mr. Storms is a director or
                               trustee  of 30  investment  companies  for  which
                               Mitchell  Hutchins,  PaineWebber  or one of their
                               affiliates serves as investment adviser.

---------
* The business address of this person is 51 West 52nd Street, New York, New York 10019-6114.

** The business address of this person is 1285 Avenue of the Americas, New York, New York 10019.

+ Mrs. Alexander, Mr. Bewkes, Ms. Farrell and Mr. Storms are "interested persons" of the Fund, as defined in the 1940 Act, by virtue of their positions with Mitchell Hutchins, PaineWebber and/or PW Group.

++ Unless otherwise stated, as of the date indicated, each director had sole voting and investment power of any shares owned.

         The Board of Directors of the Fund met six times during the fiscal year ended November 30, 1999. All of the directors, except Ms. Farrell, attended 75% or more of the board meetings during the last fiscal year. The Audit and Contract Review Committee ("ACR Committee") of the board currently consists of Messrs. Armstrong, Burt, Feldberg, Gowen, Malek and Schafer. The ACR Committee has established a sub-committee that periodically reviews the contractual and audit arrangements for the Fund and reports back to the full ACR Committee. Messrs. Burt, Feldberg and Schafer are members of this sub-committee. Each member of the Fund's ACR Committee is also a member of a similar committee established by the boards of other investment companies for which Mitchell Hutchins or PaineWebber serves as investment adviser and also may be a member of a sub-committee established by another fund's audit and contract review committee. The duties of the ACR Committee are: (a) to review the financial and accounting policies of the Fund, including internal accounting control procedures, and to review reports prepared by the Fund's independent auditors, including reports on the Fund's financial statements; (b) to review and recommend approval or disapproval of audit and non-audit services and the fees charged for such services; (c) to evaluate the independence of the independent auditors and to recommend whether to retain such independent auditors for the next fiscal year; and (d) to report to the Board and make such recommendations as it deems necessary. The ACR Committee and the related sub-committee each met once during the fiscal year ended November 30, 1999. Each member of the ACR Committee and sub-committee attended those meetings.

         The Board does not have a standing nominating or compensation committee. The Fund pays the Independent Directors $1,000 annually and up to $150 for each Board meeting and for each separate meeting of a Board committee. The chairmen of the audit and contract review committees of individual funds within the PaineWebber fund complex receive additional compensation aggregating $15,000 annually from the relevant funds. Directors of the Fund who are "interested persons" as defined in the 1940 Act receive no compensation from the Fund. Directors are reimbursed for any expenses incurred in attending meetings. Each Director will be subject to mandatory retirement at the end of the year in which he or she becomes 72 years old. The Board has waived this requirement with respect to Mr. Bewkes for the next year. The table below includes certain information relating to the compensation of the Fund's Directors.


                               COMPENSATION TABLE+
                                                                                       Total
                                                                    AGGREGATE       COMPENSATION
                                                                  COMPENSATION        FROM THE
NAME OF                                                               FROM          FUND AND THE
PERSON, POSITION                                                    THE FUND*      FUND COMPLEX**
--------------------------------------------------------------------------------------------------

Richard Q. Armstrong, Director............................           $1,780           $104,650
Richard R. Burt, Director.................................           $1,780           $102,850
Meyer Feldberg, Director..................................           $2,432           $119,650
George W. Gowen, Director.................................           $1,780           $119,650
Frederic V. Malek, Director...............................           $1,780           $104,650
Carl W. Schafer, Director.................................           $1,780           $104,650

----------------------
+ Only independent members of the board are compensated by the Fund and identified above; directors who are "interested persons," as defined by the 1940 Act, do not receive compensation.

* Represents fees paid to each Director during the fiscal year ended November 30, 1999.

** Represents  total  compensation  paid  to  each  Director  by  31  investment companies (34 companies in the case of Messrs. Feldberg and Gowen) for which Mitchell Hutchins, PaineWebber or one of their affiliates served as investment adviser during the calendar year ended December 31, 1999. No fund within the complex has a bonus, pension, profit sharing or retirement plan.

         REQUIRED VOTE

         The election of each Director requires approval by a plurality of the votes cast at the Meeting on the matter.

           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH
                           NOMINEE IN PROPOSAL NO. 1.

          PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Fund's financial statements for the fiscal year ended November 30, 1999, were audited by Ernst & Young LLP ("Ernst & Young"), independent auditors. In addition, Ernst & Young prepares the Fund's federal and state annual income tax returns.

         The Board of Directors of the Fund has selected Ernst & Young as the independent auditors for the Fund for the fiscal year ending November 30, 2000, subject to ratification by shareholders of the Fund at the Meeting. Ernst & Young has been the Fund's independent auditors since its inception in October 1992. The ratification of Ernst & Young as independent auditors is to be voted upon at the Meeting, and it is intended that the persons named in the accompanying proxy will vote "FOR" such ratification unless contrary instructions are given. Ernst & Young has informed the Fund that it has no material direct or indirect financial interest in the Fund.

         Representatives of Ernst & Young are not expected to be present at the Meeting but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

         REQUIRED VOTE

         The ratification of Ernst & Young as the Fund's independent auditors for the fiscal year ending November 30, 2000 requires the affirmative vote of a majority of the shares cast at the Meeting on the matter.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                                  PROPOSAL 2.

         PROPOSAL 3. SHAREHOLDER PROPOSAL

         A beneficial owner of common stock of the Fund (the "Proponent") has informed the Fund that he intends to present a proposal for action at the Meeting. The Proponent proposes that the following resolution be presented to shareholders of the Fund:

         "RESOLVED: The shareholders of The Strategic Global Income Fund urge the Board of Directors to promptly conduct a tender offer for at least 20% of the outstanding shares at net asset value ("NAV")."

         The Proponent has requested that the following statement be included in the proxy statement in support of the proposal:

                              SUPPORTING STATEMENT

         "I have been a shareholder of The Strategic Global Income Fund (the "Fund") for several years. As you probably know, the shares of the Fund have traded at a double-digit discount to NAV for a long time. As of September 24, 1999 the Fund's discount stood at 18.75%. At that discount level, I estimate that approximately $50 million of the Fund's assets would be unavailable to shareholders.

         "Notwithstanding a share repurchase plan that was announced last year, the shares have generally traded at a discount between 12% and 19% since then. We think it is only fair that shareholders that may need to sell some shares of the Fund for personal reasons should have an opportunity to do so at a price close to NAV (rather than at a deep discount). That is why we are recommending that the Board conduct a self-tender offer for a significant percentage of the Fund's outstanding shares. A self-tender offer will allow shareholders to realize NAV for a portion of their investment and may lead to a narrower discount in the future by reducing the excess supply of shares for sale in the marketplace.

         "To conclude, I believe that a self-tender offer at NAV is clearly in the best interest of all shareholders."

                                    * * * * *

         The Fund will promptly furnish the Proponent's name, address and the number of Fund shares he owns to any shareholder who requests such information from the Fund, either by calling toll-free (800) 852-4750 or by writing the Secretary of the Fund.

                  OPPOSING STATEMENT OF YOUR BOARD OF DIRECTORS

         The Fund's Board of Directors urges you to vote "AGAINST" this shareholder's proposal. In the Board's view, the tender offer described in the proposal is unlikely to achieve any long-term benefits for the Fund or its shareholders.

         A "tender offer" is a repurchase occurring on one day and is only available to shareholders who wish to sell at that day's price. While the discount would likely decrease shortly prior to the tender offer, the Fund's Board of Directors believes that after completion of the tender offer the discount would likely return to its prior level. It should be noted that even if a shareholder were to tender shares, there is no assurance that the Fund would buy back all the shares tendered. If more than 20% of the outstanding shares are tendered, the Fund would need to "pro rate" the amount tendered by any given investor. Moreover, if the Fund were to conduct a tender offer for at least 20% of the Fund's outstanding shares, as recommended by the shareholder, the assets of the Fund would decrease by at least 20%. This reduction in assets would mean that the Fund's expense ratio would rise, and its net income would decrease, because the Fund's expenses would be spread over a smaller number of shares. In addition, all shareholders would bear the special costs of the tender offer, including those who do not tender any shares and who view the Fund as a long-term investment.

         The Board oversees all Fund activities, including the Fund's investment performance on both a market price and net asset value basis. It has regularly reviewed the discount at which Fund shares have traded. The Board has recognized that the discount tends to be driven mainly by market forces. As a result, there are limits as to what can be done to narrow the discount, while maintaining the benefits of operating as a closed-end fund.

         Given the Board's interest in shareholder returns, it has taken numerous actions to benefit shareholders and to reduce the Fund's discount.

BOARD ACTIONS:
--------------

         o MAY 1998: The Fund adopted a managed distribution policy, under which the Fund paid fixed monthly distributions equal to 8% of the Fund's net asset value annually.

         o SEPTEMBER 1998: The Fund implemented a share repurchase program of up to 10% of the outstanding shares.

         o DECEMBER 1999: The Fund's Board authorized the purchase of an additional 10% of outstanding shares under the share repurchase program. (Approximately 8% of the Fund's outstanding shares had already been purchased under the original program.)

         o DECEMBER 1999: The Fund's Board approved an increase in the managed distribution policy from 8% to 10% annually.

         Although the above steps have not eliminated the Fund's discount, the Board believes that they benefit the Fund's shareholders and should have a positive long-term impact on the Fund's market price.

SHAREHOLDER BENEFITS FROM PREVIOUS BOARD ACTIONS:
-------------------------------------------------

         o Share repurchase programs are less expensive to the Fund than the proposed tender offer.

         o Share repurchase programs provide continuing support of the market for Fund shares for the duration of the program.

         o Each time shares are repurchased at a discount to net asset value, the net asset value of the remaining shares is increased.

         Finally, upon completion of the current share repurchase program, the Fund will have already purchased close to 20% of its outstanding shares, the same amount being proposed by the shareholder.

         As discussed above, the Board of Directors believes that it is in the best interests of the Fund and its shareholders not to implement a one-time tender offer. The Board believes, therefore, that you should vote "AGAINST" this proposal.

         REQUIRED VOTE

         The approval of the shareholder proposal requires the affirmative vote of a majority of the shares cast at the Meeting on the matter. Unless you give contrary instructions on the enclosed proxy card, your shares will be voted "AGAINST" the shareholder proposal.

         Because the Proponent's proposal is merely advisory in nature, its approval would not automatically require the Board to conduct a 20% self-tender offer at net asset value. Instead, if approved, the Board will reconsider whether taking such an action would be in the best interests of the Fund and its shareholders.

         YOUR BOARD STRONGLY URGES YOU TO VOTE "AGAINST" PROPOSAL NO. 3


                               EXECUTIVE OFFICERS

         Officers of the Fund are appointed by the Directors and serve at the pleasure of the Board. None of the Fund's officers currently receives any compensation from the Fund. The executive officers of the Fund, in addition to Mrs. Alexander (about whom information is given previously), are:

                  THOMAS DISBROW, age 34, vice president and assistant treasurer (appointed February 2000). Mr. Disbrow is a first vice president and a senior manager of the mutual fund finance department of Mitchell Hutchins. Prior to November 1999, he was a vice president of Zweig/Glaser Advisers. Mr. Disbrow is a vice president and assistant treasurer of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

                  JOHN J. LEE, age 31, vice president and assistant treasurer of the Fund (appointed May 1998). Mr. Lee is a vice president and a manager of the mutual fund finance department of Mitchell Hutchins.
         Prior to September 1997, he was an audit manager in the financial services practice of Ernst & Young LLP. Mr. Lee is a vice president and assistant treasurer of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

                  KEVIN J. MAHONEY, age 34, vice president and assistant treasurer (appointed May 1999). Mr. Mahoney is a first vice president and senior manager of the mutual fund finance department of Mitchell Hutchins. From August 1996 through March 1999, he was the manager of the mutual fund internal control group of Salomon Smith Barney. Prior to August 1996, he was an associate and assistant treasurer for BlackRock Financial Management L.P. Mr. Mahoney is a vice president and assistant treasurer of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

                  DENNIS MCCAULEY, age 53, vice president of the Fund (appointed September 1995). Mr. McCauley is a managing director and chief investment officer-fixed income of Mitchell Hutchins. Prior to December 1994, he was director of fixed income investments of IBM Corporation. Mr. McCauley is a vice president of 22 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

                  ANN E. MORAN, age 42, vice president and assistant treasurer of the Fund (appointed June 1993). Ms. Moran is a vice president and a manager of the mutual fund finance department of Mitchell Hutchins. Ms. Moran is a vice president and assistant treasurer of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

                  DIANNE E. O'DONNELL, age 47, vice president and secretary of the Fund (appointed February 1992). Ms. O'Donnell is a senior vice president and deputy general counsel of Mitchell Hutchins. Ms. O'Donnell is a vice president and secretary of 30 investment companies and a vice president and assistant secretary of one investment company for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

                  EMIL POLITO, age 39, vice president of the Fund (appointed September 1996). Mr. Polito is a senior vice president and director of operations and control for Mitchell Hutchins. Mr. Polito is a vice president of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

                  PAUL H. SCHUBERT,  age 37, vice president (appointed September
          1994) and treasurer (appointed May 1997) of the Fund. Mr. Schubert is a senior vice president and the director of the mutual fund finance department of Mitchell Hutchins. Mr. Schubert is a vice president and treasurer of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

                  BARNEY A. TAGLIALATELA, age 39, vice president and assistant treasurer of the Fund (appointed May 1997). Mr. Taglialatela is a vice president and a manager of the mutual fund finance department of Mitchell Hutchins. Prior to February 1995, he was a manager of the mutual fund finance division of Kidder Peabody Asset Management, Inc. Mr. Taglialatela is a vice president and assistant treasurer of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

                  STUART WAUGH, age 44, vice president of the Fund (appointed September 1992). Mr. Waugh is a managing director and a portfolio manager of Mitchell Hutchins responsible for global fixed income investments and currency trading. Mr. Waugh is a vice president of five investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

                  KEITH A. WELLER, age 38, vice president and assistant secretary of the Fund (appointed September 1995). Mr. Weller is a first vice president and associate general counsel of Mitchell Hutchins. Prior to May 1995, he was an attorney with Brown & Wood LLP (New York
         City). Mr. Weller is a vice president and assistant secretary of 30 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Fund is not aware of any outstanding report required to be filed pursuant to Section 16(a).

                              SHAREHOLDER PROPOSALS

         This year's Annual Meeting of Shareholders was unavoidably delayed until May for reasons beyond the Fund's control. The Fund anticipates that it will hold its 2001 annual meeting of shareholders in March 2001. Consequently, in order to be considered at that meeting, shareholder proposals must be received by the Fund no later than October 1, 2000 and must satisfy the other requirements of the federal securities laws. Any shareholder who wishes to submit proposals to be considered at the Fund's 2001 annual meeting of shareholders should send such proposals to the Secretary of the Fund at 1285 Avenue of the Americas, New York, New York 10019.

                                 OTHER BUSINESS

         Management knows of no business to be presented at the Meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interest of the Fund.

                                       By order of the Board of Directors,



                                       DIANNE E. O'DONNELL
                                       Secretary

  April __, 2000

    ------------------------------------------------------------------------

        It is important that you execute and return your proxy promptly.

    ------------------------------------------------------------------------

---------------------------------------
STRATEGIC GLOBAL INCOME FUND, INC.
---------------------------------------



Proxy

Statement

                                                 ----------------------
                                                      STRATEGIC GLOBAL
                                                     INCOME FUND, INC.
                                                 ----------------------







                                                            -------------------
                                                            Notice of
                                                            Annual Meeting
                                                            to be held on
                                                            May 25, 2000
                                                            and
                                                            Proxy Statement
                                                            -------------------

PROXY                                                                   PROXY

                       STRATEGIC GLOBAL INCOME FUND, INC.

                  Annual Meeting of Shareholders--May 25, 2000

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STRATEGIC GLOBAL INCOME FUND, INC. ("FUND"). The undersigned hereby appoints as proxies Keith A. Weller and Evelyn DeSimone and each of them (with power of substitution) to vote for the undersigned all shares of common stock of the undersigned in the Fund at the above referenced meeting and any adjournment thereof, with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" ALL OF THE NOMINEES FOR DIRECTOR LISTED BELOW, "FOR" THE RATIFICATION OF THE NAMED INDEPENDENT AUDITORS AND "AGAINST" THE SHAREHOLDER PROPOSAL.

YOUR VOTE IS IMPORTANT. Please date and sign this proxy on the reverse side and return it promptly in the enclosed envelope to:

PFPC Inc., P.O. Box 9426, Wilmington, DE 19808-9938. PFPC has been engaged to forward the enclosed proxy material and to tabulate proxies by mail.

PLEASE INDICATE YOUR VOTE BY AN "X" IN THE APPROPRIATE BOX BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2 AND "AGAINST" PROPOSAL 3.

1.    ELECTION OF DIRECTORS:
      (INSTRUCTION:  To withhold  authority to vote for any individual  nominee, strike a line through the nominee's name in the list below and mark center box to right.)

      Margo N. Alexander,  Richard Q. Armstrong, E. Garrett Bewkes, Jr., Richard
      R. Burt, Mary C. Farrell, Meyer Feldberg, George W. Gowen, Frederic V. Malek, Carl W. Schafer, Brian M. Storms.

      /  /  FOR ALL        OR   /  /  FOR ALL EXCEPT      OR    /  /  WITHHOLD

2. To ratify the selection of Ernst & Young LLP as the Fund's independent auditors for the fiscal year ending November 30, 2000.

       /  /  FOR                /  /  AGAINST                   /  /  ABSTAIN

3.    To approve the shareholder proposal.

       /  /  FOR                /  /  AGAINST                   /  /  ABSTAIN

            PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS CARD.

                                            This proxy will not be valid  unless
                                            it is dated and  signed  exactly  as
                                            instructed below.

                                            If shares are held by an individual,
                                            sign your name exactly as it appears
                                            on this  card.  If  shares  are held
                                            jointly,  either party may sign, but
                                            the name of the party signing should
                                            conform exactly to the name shown on
                                            this proxy card.  If shares are held
                                            by  a  corporation,  partnership  or
                                            similar  account,  the  name and the
                                            capacity of the  individual  signing
                                            the proxy card  should be  indicated
                                            unless it is  reflected  in the form
                                            of registration.  For example:  "ABC
                                            Corp., John Doe, Treasurer."

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Signature (if held jointly)

                                            ------------------------------, 2000
                                            Date

             PLEASE MARK YOUR VOTE ON THE REVERSE SIDE OF THIS CARD.